Exhibit 99.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of November 28, 2014, by and between Shu-Wen Huai, Executor of the Estate of ReiJane Huai, Deceased (the “Estate”), and FalconStor Software Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Estate is, on the date hereof, the record and beneficial owner of 4,298,533 shares (the “Shares”) of Common Stock, par value $.001 per share (“Common Stock”), of the Company; and

WHEREAS, pursuant to the terms and conditions contained herein, (i) the Estate wishes to sell the Shares to the Company, and (ii) the Company wishes to purchase the Shares from the Estate at a purchase price of $1.09 per share (or an aggregate purchase price of $4,685,401) (the “Purchase Price”); and

WHEREAS, the Estate and the Company are parties to that certain Settlement Agreement and Release dated June 12, 2014 (the “Settlement Agreement”); and

WHEREAS, the Executor of the Estate has evaluated the proposed sale of the Shares and has determined that it would be in the best interest of the Estate to sell the Shares to the Company at the Purchase Price; and

WHEREAS, the Board of Directors of the Company has evaluated the proposed purchase of the Shares and determined that it would be in the best interest of the Company to purchase the Shares from the Estate at the Purchase Price;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.  Sale of Stock.

1.1  Sale of Shares.  The Estate agrees to sell the Shares to the Company and the Company hereby agrees to purchase the Shares from the Estate, pursuant to the terms and conditions set forth herein.  At the Closing, the Company shall pay to the Estate the Purchase Price of $4,685,401 for the Shares by wire transfer to a bank account designated by the Estate, and the Estate shall deliver the Shares to the Company.

1.2  Documents.  The Estate hereby agrees to execute and deliver any such certificates, instruments or documents, and to do and perform such other further acts as shall be deemed necessary, in order to effect the transfer of the Shares pursuant to this Agreement.

2.  Closing.  Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place no later than three (3) business days after the trade is executed, or at such other date or at such other place as the Company and the Estate may mutually agree upon in writing (the day on which the closing takes place being the “Closing Date”).

3.  Representations and Warranties of the Estate.  The Estate represents and warrants to the Company as follows:

3.1  Ownership of Common Stock.  The Shares are solely owned by the Estate, validly issued, fully paid and non-assessable and are free and clear of any items and all liens, pledges, security interests, judgments, encumbrances, claims, charges and assessments and subject to no options, agreements, or restrictions with respect to transferability (collectively, “Encumbrances”).  The Estate represents that the Company will acquire good, valid and marketable title to the Shares free and clear of all Encumbrances.  The Estate is the legal and beneficial owner of the Shares and has the right to transfer the whole of the legal and beneficial interest in and title to the Shares.  The Estate is not party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement or the Settlement Agreement) that could require the Estate to sell, transfer or otherwise dispose of any capital stock of the Company.  The Estate is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company (other than the Settlement Agreement).

3.2  Authorization.  The Estate has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder.  This Agreement when duly executed and delivered by the Estate will constitute a legal, valid and binding obligation of the Estate, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Estate.

3.3  No Violation of Law.  Neither the execution and delivery of this Agreement by the Estate nor the restrictions, obligations and limitations imposed by the Estate hereunder conflicts with, or constitutes a violation of or default under, any statute, law, regulation, judgment, ruling, order or decree applicable to the Estate, or any contract, commitment, agreement, understanding, arrangement, charter or governing document or instrument or restriction of any kind to which the Estate is a party or by which the Estate or its  assets or property is bound.

3.4  Approvals and Consents.  No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to the Estate in order to constitute this Agreement as a valid, binding and enforceable obligation of the Estate in accordance with its terms.

3.5  Litigation and Proceedings.  There is no claim, suit, action, proceeding, or government investigation pending or threatened against Estate by or before any governmental entity or by any third party that challenges the validity of this Agreement, or the sale by the Estate of the Shares that could in any way adversely affect or restrict the ability of the parties to consummate the transactions contemplated hereby or otherwise affect the Company’s title to the Shares or that could in any way result in damages to the Company.

3.6  Reliance.  The Estate is fully aware that, in agreeing to purchase the Shares from Estate, the Company is relying on the truth and accuracy of Estate’s representations and warranties set forth herein.  The Estate has not otherwise failed to disclose to the Company any facts which to the Estate’s knowledge are material to the transaction contemplated by this Agreement.

4.  Representations and Warranties of the Company.  The Company represents and warrants to the Estate as follows:

4.1  Authorization.  The Company has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder.  This Agreement when duly executed and delivered by the Company will constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and the Company is duly and validly formed and existing and in good standing under the laws of the state of Delaware.

4.2 No Violation of Law.  Neither the execution and delivery of this Agreement by the Company nor the restrictions, obligations and limitations imposed by the Company hereunder conflicts with, or constitutes a violation of or default under, any statute, law, regulation, judgment, ruling, order or decree applicable to the Company, or any contract, commitment, agreement, understanding, arrangement, charter or governing document or instrument or restriction of any kind to which the Company is a party or by which the Company or its assets or property is bound.

4.3  Approvals and Consents.  No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to the Company in order to constitute this Agreement as a valid, binding and enforceable obligation of the Company in accordance with its terms.

4.4  Litigation and Proceedings.  There is no claim, suit, action, proceeding, or government investigation pending or threatened against the Company by or before any governmental entity or by any third party that challenges the validity of this Agreement, or the purchase by the Company of the Shares that could in any way adversely affect or restrict the ability of the parties to consummate the transactions contemplated hereby or that could in any way result in damages to the Estate.

4.5  Reliance.  The Company is fully aware that, in agreeing to sell the Shares to the Company, the Estate is relying on the truth and accuracy of the Company’s representations and warranties set forth herein.

5.  General Provisions.

5.1  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect  to the purchase of the Shares by the Company from the Estate and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.  Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto.

5.2  Acknowledgement by Estate.  The Estate acknowledges that the Common Stock of the Company is publicly-traded on the Nasdaq Global Market and that the Purchase Price for the Shares may bear no relation to the future market value or book value of the Shares.  The Estate further acknowledges that it has reviewed such information as it deems appropriate to evaluate whether to enter into this Agreement.  The Estate further acknowledges that it is not relying on any oral or written information or representations from the Company or any other person, including representatives of the Company in connection with its decision to enter into this Agreement, including the Company’s financial condition, prospects, present or future results of operations, business plans or the potential for future appreciation in the Common Stock of the Company.  The Estate has conducted its own analysis and its own due diligence with respect to the transaction, and it has conducted such analysis to whatever extent it considers appropriate to form a basis for its decision to sell the Shares.  The Estate is experienced and sophisticated in financial and business matters and it is, through its financial representatives, capable of evaluating the merits and the risks of the sale of the Shares. In making its decision to sell the Shares, the Estate has relied solely on its own advisors, and not on the advice of the Company or the Company’s advisors or legal counsel. The Estate hereby acknowledges that the Company and its representatives may have material, non-public information relating to the Company, including relating to the Company’s fiscal quarter ending December 31, 2014. The Estate further acknowledges that any material non-public information relating to the Company may impact the value of the Shares and that the Estate has not requested and does not wish to receive any material non-public information relating to the Company from the Company or its representatives.

5.3  Waiver.  Any failure by the Estate or the Company to enforce any rights hereunder shall not be deemed a waiver of such rights.

5.4  Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect.

5.5  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles.  Any action arising out of or related to this Agreement shall be heard by the Supreme Court of the State of New York, sitting in the County of Suffolk.  The parties hereby submit to the exclusive jurisdiction of the Suffolk County Supreme Court for purposes of all legal proceedings arising out of or relating to this Agreement.

5.6  Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided, however, that no party may assign this Agreement without the other party’s prior written consent.  Nothing in this Agreement, whether expressed or implied, may be construed to confer upon or to give to any third party any legal or equitable right, remedy or claim under or in respect of this Agreement.

5.7  Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.8  Headings.  The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

 5.9  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

5.10  Additional Documents.  The Company and the Estate agree to execute any additional documents reasonably required to effect a transfer of the Shares to the Company, including any documents required by the Company’s transfer agent.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY:

FALCONSTOR SOFTWARE, INC.

By:	/s/ Gary Quinn
Name: Gary Quinn
Title: CEO

ESTATE: /s/ Shu-Wen Huai
Shu-Wen Huai, as Executor of the Estate of ReiJane Huai, Deceased